As filed with the Securities and Exchange Commission on November 2, 2026

Registration No. 333-148708

Registration No. 333-190906

Registration No. 333-209438

Registration No. 333-289698

Registration No. 333-281648

Registration No. 333-277604

Registration No. 333-274086

Registration No. 333-268274

Registration No. 333-265186

Registration No. 333-254302

Registration No. 333-232963

Registration No. 333-231823

Registration No. 333-227540

Registration No. 333-214927

Registration No. 333-219839

Registration No. 333-214926

Registration No. 333-197463

Registration No. 333-127743

Registration No. 333-91395

Registration No. 333-223520

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-148708

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-190906

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-209438

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-289698

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-281648

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-277604

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-274086

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-268274

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-265186

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-254302

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-232963

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-231823

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-219839

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-227540

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-214927

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-214926

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-197463

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-127743

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-91395

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-223520

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIVERAMP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-1269307
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

225 Bush Street, Seventeenth Floor

San Francisco, California 94104

(Address of Principal Executive Offices)(Zip Code)

AMENDED AND RESTATED 2005 EQUITY COMPENSATION PLAN

OF LIVERAMP HOLDINGS, INC.

HABU, INC. 2018 Stock Plan

LIVERAMP HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN

DATAFLEETS, LTD. 2019 EQUITY INCENTIVE PLAN

DATA PLUS MATH CORPORATION 2016 EQUITY INCENTIVE PLAN

LIVERAMP, INC. 2006 EQUITY INCENTIVE PLAN

PIPPIO, INC. 2014 EQUITY INCENTIVE PLAN

ARBOR EQUITY COMPENSATION PLAN

SOLVE MEDIA, INC. 2009 STOCK PLAN

CIRCULATE EQUITY COMPENSATION PLAN

AMENDED AND RESTATED KEY ASSOCIATE STOCK OPTION PLAN OF LIVERAMP HOLDINGS, INC.

2011 NONQUALIFIED EQUITY COMPENSATION PLAN

2018 EQUITY COMPENSATION PLAN OF PACIFIC DATA PARTNERS LLC

LIVERAMP HOLDINGS, INC. RETIREMENT SAVINGS PLAN

(Full title of the plans)

Jerry C. Jones

EVP, Legal & Data Ethics

LiveRamp Holdings, Inc.
225 Bush Street, Seventeenth Floor

San Francisco, CA 94104

(Name and address of agent for service)

(888) 987-6764

(Telephone number, including area code, of agent for service)

Copies to:

Michael Ringler

Peter Jones

Greg Travers

Sullivan & Cromwell LLP

550 Hamilton Avenue

Palo Alto, CA 94301

Geoffrey D. Neal

Kutak Rock LLP

124 West Capitol Ave., Suite 2000

Little Rock, AR 72201

(501) 975-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) is being filed to withdraw and deregister: all shares of common stock, par value $0.10 per share (the “Common Stock”) of LiveRamp Holdings, Inc. (the “Registrant”) that had been registered and remain unsold under the Registration Statements, together with any and all plan interests and other securities registered thereunder (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim):

•	Registration Statement 333-148708 on Form S-8, originally filed by the Registrant with the Securities and Exchange Commission (“SEC”) on January 16, 2008, as amended by Registration Statement 333-190906 on Form S-8, originally filed by the Registrant with the SEC on August 29, 2013, as amended by Registration Statement 333-209438 on Form S-8, originally filed by the Registrant with the SEC on February 9, 2016, as amended by Registration Statement 333-219839 on Form S-8, originally filed by the Registrant with the SEC on August 9, 2017, as amended by Post-Effective Amendment No.1 on Form S-8, File No. 333-219839, filed with the SEC on October 2, 2018, as amended by Registration Statement 333-231823 on Form S-8, originally filed by the Registrant with the SEC on May 30, 2019, as amended by Registration Statement 333-265186 on Form S-8, originally filed by the Registrant with the SEC on May 24, 2022, as amended by Registration Statement 333-274086 on Form S-8, originally filed by the Registrant with the SEC on August 18, 2023, as amended by Registration Statement 333-281648 on Form S-8, originally filed by the Registrant with the SEC on August 19, 2024, as amended by Registration Statement 333-289698 on Form S-8, originally filed by the Registrant with the SEC on August 18, 2025, registering 51,375,000 shares of Common Stock pursuant to the Amended and Restated 2005 Equity Compensation Plan of LiveRamp Holdings, Inc.

•	Registration Statement 333-277604 on Form S-8, originally filed by the Registrant with the SEC on March 1, 2024, as amended by Post-Effective Amendment No.1 on Form S-8, File No. 333-277604, filed with the SEC on March 12, 2024, registering 699,335 shares of Common Stock under the Habu, Inc. 2018 Stock Plan.

•	Registration Statement 333-127743 on Form S-8, originally filed by the Registrant with the SEC on August 22, 2005, as amended by Post-Effective Amendment No.1 on Form S-8, File No. 333-127743, filed with the SEC on October 2, 2018, as amended by Registration Statement 333-268274 on Form S-8, originally filed by the Registrant with the SEC on November 9, 2022, registering 3,000,000 shares of Common Stock under the LiveRamp Holdings, Inc. Employee Stock Purchase Plan.

•	Registration Statement 333-254302 on Form S-8, originally filed by the Registrant with the SEC on March 15, 2021, registering 42,154 shares of Common Stock under the DataFleets, Ltd. 2019 Equity Incentive Plan.

•	Registration Statement 333-232963 on Form S-8, originally filed by the Registrant with the SEC on August 1, 2019, registering 162,481 shares of Common Stock under the Data Plus Math Corporation 2016 Equity Incentive Plan.

•	Registration Statement 333-227540 on Form S-8, originally filed by the Registrant with the SEC on September 26, 2018, as amended by Post-Effective Amendment No.1 on Form S-8, File No. 333-227540, filed with the SEC on October 2, 2018, registering 2,797,191 shares of Common Stock under the 2018 Equity Compensation Plan of Pacific Data Partners LLC.

•	Registration Statement 333-214927 on Form S-8, originally filed by the Registrant with the SEC on December 6, 2016, as amended by Post-Effective Amendment No.1 on Form S-8, File No. 333-214927, filed with the SEC on October 2, 2018, registering 768,710 shares of Common Stock under the 2011 Nonqualified Equity Compensation Plan.

•	Registration Statement 333-214926 on Form S-8, originally filed by the Registrant with the SEC on December 6, 2016, as amended by Post-Effective Amendment No.1 on Form S-8, File No. 333-214926, filed with the SEC on October 2, 2018, registering 285,339 shares of Common Stock under the Pippio, Inc. 2014 Equity Incentive Plan, 232,664 shares of Common Stock under the Arbor Equity Compensation Plan, 73,951 shares of Common Stock under the Solve Media, Inc. 2009 Stock Plan, and 96,212 shares of Common Stock under the Circulate Equity Compensation Plan.

•	Registration Statement 333-197463 on Form S-8, originally filed by the Registrant with the SEC on July 16, 2014, as amended by Post-Effective Amendment No.1 on Form S-8, File No. 333-197463, filed with the SEC on October 2, 2018, registering 1,473,668 shares of Common Stock under the LiveRamp, Inc. 2006 Equity Incentive Plan.

•	Registration Statement 333-91395 on Form S-8, originally filed by the Registrant with the SEC on November 22, 1999, as amended by Post-Effective Amendment No.1 on Form S-8, File No. 333-91395, filed with the SEC on October 2, 2018, registering 10,147,136 shares of Common Stock under the Amended and Restated Key Associate Stock Option Plan of LiveRamp Holdings, Inc.

•	Registration Statement 333-223520 on Form S-8, originally filed by the Registrant with the SEC on March 8, 2018, registering 600,000 shares of Common Stock under the LiveRamp Holdings, Inc. Retirement Savings Plan.

Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 16, 2026, by and among MMS USA Holdings, Inc., a Delaware corporation (“Parent”), Covey Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of Parent (“Merger Sub”), the Registrant and, solely for purposes of Section 10.14 thereof, Publicis Groupe S.A., a French société anonyme, Merger Sub merged with and into the Registrant with the Registrant surviving the merger as a wholly owned direct subsidiary of Parent (the “Merger”). The Merger became effective on November 2, 2026.

As a result of the transactions contemplated by the Merger Agreement, the Registrant has terminated all offerings of its securities pursuant to each Registration Statement and, in accordance with the undertakings made by the Registrant in each Registration Statement to remove from registration by means of a post-effective amendment any and all of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration any and all securities registered pursuant to the Registration Statements that remain unsold or otherwise unissued as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

The foregoing description of the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by the Merger Agreement, which is included as Exhibit 2.1 in the Registrant’s Form 8-K filed with the SEC on May 18, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on November 2, 2026.

LIVERAMP HOLDINGS, INC.

By:	/s/ Jerry C. Jones
Name:	Jerry C. Jones
Title:	EVP, Legal & Data Ethics

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933.